EXHIBIT 10.30

TERMS AND CONDITIONS OF THE GRANT OF SPECIAL PERFORMANCE UNITS TO
MR. GLIMCHER AND MR. YALE AND MS. TEHRANI AND MS. INDEST

(A)    Subject to the applicable employee's continuous employment hereunder through each grant date, each applicable employee shall be granted Special Performance LTIP Units under the Plan in respect of each performance period (each, a ''Special Performance Period") consisting of the period from January 15, 2015 for Mr. Glimcher, Mr. Yale and Ms. Indest and January 21, 2015 for Ms. Tehrani (the “Effective Date”) through (i) December 31, 2016 (the “First Special PP”), (ii) December 31, 2017 (the “Second Special PP” and (iii) December 31, 2018 (the “Third Special PP”).

(B)    Each LTIP Executive may be granted up to the maximum number of Special Performance LTIP Units in respect of each Special Performance Period as set forth next to such LTIP Executive's name on Exhibit A attached hereto.

(C)    The actual number Special Performance LTIP Units granted to each LTIP Executive in respect of each Special Performance Period shall be based on the Corporation's achievement of the absolute and relative (versus the MSCI REIT Index) total shareholder return (“TSR”) goals set forth on Schedule I attached hereto.

(D)    Subject to paragraphs (A) through (C) above, Special Performance LTIP Units granted to each LTIP Executive in respect of each Special Performance Period shall be granted promptly (and in any event within 15 days) following the end of the applicable Special Performance Period.
(E)    Except as otherwise set forth in a written employment or severance agreement between the Company and an LTIP Executive, distributions will be paid on Special Performance LTIP Units from and after the date of grant in accordance with, and subject to, the terms and conditions of the Plan, and the applicable award agreement and certificate of designation.

(F)    Except as the Committee may otherwise provide in an applicable award agreement, or except as otherwise provided in a written employment or severance agreement between the Company and an applicable employee, Special Performance LTIP Units granted in respect of the First Special PP and the Second Special PP will become vested on the third (3rd) anniversary of the Effective Date if the applicable LTIP Executive is continually employed through such date.

(G)    Except as the Committee may otherwise provide in an applicable award agreement, or except as otherwise provided in a written employment or severance agreement between the Company and an applicable employee, Special Performance LTIP Units granted in respect of the Third Special PP will be immediately vested upon grant if the applicable LTIP Executive is continually employed hereunder through the grant date.

EXHIBIT A

Name	Maximum Number of Special Performance LTIP Units with Respect to Each Special Performance Period
Michael Glimcher	39,924
Mark Yale	17,110
Farinaz Tehrani	7,500
Lisa Indest	8,555

SCHEDULE I

Absolute Performance LTIP Units (40%)
Performance Period Ending
	12/31/2016	12/31/2017	12/31/2018
Payout	Absolute TSR	Absolute TSR	Absolute TSR
100%	>=16%	>=24%	>=32%
83.3%	14%	21%	28%
66.7%	12%	18%	24%
50%	10%	15%	20%
33.3%	8%	12%	16%
0%	<8%	<12%	<16%

Relative Performance LTIP Units (60%)
Performance Period Ending
	12/31/2016	12/31/2017	12/31/2018
Payout	TSR to Index	TSR to Index	TSR to Index
100%	Index +1%	Index +1%	Index +1%
75%	Index	Index	Index
50%	Index -2%	Index -2%	Index -2%
0%	Index -4%	Index -4%	Index -4%

"Index" refers to the MSCI US Retail Index.

Note: The percentage of the applicable number of Special Performance LTIP Units granted will be determined by linear interpolation between the provided ranges.